Your **Vote** Counts!

THE TORO COMPANY

2025 Annual Meeting

Vote by March 17, 2025

11:59 PM ET

THE TORO COMPANY

8111 LYNDALE AVENUE SOUTH
BLOOMINGTON, MN 55420-1196

V60881-P20320-Z88723

You invested in THE TORO COMPANY and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on March 18, 2025.

Get informed before you vote
View the Notice & Proxy Statement for the Annual Meeting of Shareholders on March 18, 2025, and our 2024 Annual Report online
OR you can receive a free paper or email copy of the material(s) by requesting prior to March 4, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number		Vote Virtually at the Meeting*
March 18, 2025
2:00 PM CDT

Virtually at:
www.virtualshareholdermeeting.com/TTC2025

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1.Election of Directors Nominees: 01) Jeff L. Harmening 03) Richard M. Olson 02) Joyce A. Mullen 04) James C. O'Rourke
2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2025.
3. Approval of, on an advisory basis, our executive compensation.
NOTE: In their discretion, the proxies are authorized to vote on any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.
V60882-P20320-Z88723